UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2019

Chicken Soup for the Soul Entertainment Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81- 2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.01 is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 11, 2019, Chicken Soup for the Soul Entertainment Inc. (the “Company”) consummated (the “Closing”) the creation of a joint venture entity to be branded “Landmark Studio Group” (“Landmark”) for the development and production of original scripted content. Landmark is governed by the terms of an operating agreement (the “Operating Agreement”) entered into by Landmark and the Company, David Ozer, Legend Capital Management, LLC (“Legend”), Kevin Duncan, and Cole Investments VII, LLC (“Cole”), an affiliate of Cole Strategic Partners, each as members of Landmark.

Contributions and Consideration

In connection with the creation of Landmark, (a) Mr. Ozer has contributed certain original television series and feature films to Landmark in exchange for 21,000 units of common equity (“Common Units”) of Landmark, (b) Legend has contributed an original television series to Landmark in exchange for 2,000 Common Units, (c) the Company and its affiliates agreed to provide promotion and distribution support to Landmark pursuant to a distribution agreement which provides for a revolving $5 million minimum guarantee facility (“Distribution Agreement”), in exchange for 51,000 Common Units, (d) Cole has made available to Landmark a $5 million revolving credit facility (the “Credit Facility”) in exchange for 25,000 Common Units, and (e) Mr. Duncan received 1,000 Common Units in consideration for introducing the parties and assisting in the negotiation of the transaction.

The Company will provide management services to Landmark, including the services of the officers of the Company, office space, back office support, accounting, and financial services support, and technology resources and support for a quarterly fee equal to 5% of the fees that Landmark receives during the production of any series, film, or special, including all executive producer fees, producer fees, overhead, and similar fees retained by Landmark. The Company will also arrange sponsorship for Landmark’s content, and will be entitled to commissions equal to 20% of certain specified revenue generated by such sponsorship.

Landmark Operating Agreement

The terms of the Operating Agreement include the provisions described below.

Management

The Company, as majority owner of the Common Units of Landmark, will manage the day to day operations of Landmark through its officers that are also serving as officers of Landmark. Landmark will maintain a board of managers, with three managers designated by the Company, who shall initially be William J. Rouhana, Jr., David Fannon, and Elana Sofko, one manager designated by Cole, who shall initially be Simon Misselbrook, and, so long as Mr. Ozer is employed by Landmark, Mr. Ozer shall be the fifth manager.

Certain actions will require the unanimous consent of the board of managers, including (a) amending, altering, or repealing any provision in the Operating Agreement, (b) amending, modifying, or waiving any provision of the Distribution Agreement, and (c) entering into certain agreements with affiliates.

Transfer Restrictions

No member of Landmark may sell, transfer, or assign its Common Units without the prior written consent of the members holding at least 51% of the then-outstanding equity of Landmark, except that Legend may transfer its Common Units to Mr. Duncan upon ten days written notice to Landmark with Landmark’s prior written consent. Customary tag-along rights apply to permitted transfers of Common Units to third parties, and the Company has a drag-along right with respect to permitted transfers of all of the Company’s Common Units.

Cole Purchase Rights

At any time prior to the maturity date of the Credit Facility, Cole may elect to convert all or a portion of the outstanding principal and accrued unpaid interest under the Credit Facility into additional equity of Landmark, up to an aggregate of 4,000 Common Units, with a corresponding reduction of the equity ownership of Mr. Ozer, as follows: for each $1 million of principal and accrued unpaid interest converted by Cole (up to a maximum of $4 million), Cole shall be entitled to 1,000 Common Units, and Mr. Ozer will forfeit 1,000 Common Units. If the outstanding principal and accrued unpaid interest under the Credit Facility is less than $4 million at the time of conversion, Cole may elect to purchase that number of Common Units for cash, at a price of $1 million per 1,000 Common Units, and cause Mr. Ozer to forfeit such number of Common Units, to the extent that, when combined with the Common Units issued upon conversion, Cole will be issued an aggregate of 4,000 Common Units and Mr. Ozer will forfeit an aggregate of 4,000 Common Units.

The foregoing description of the Operating Agreement does not purport to be complete, and is qualified in its entirety by reference to the Operating Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Cole Security Interest in Assets of Landmark

In connection with the Credit Facility, Landmark granted to Cole a security interest in all tangible and intangible assets of Landmark, except for Landmark’s equity interests in certain production subsidiaries of Landmark. Landmark’s production subsidiaries are permitted to secure production and distribution financing from third parties, and the equity interests of Landmark in such production subsidiaries shall not constitute collateral under the Credit Facility until all production and distribution financing indebtedness of such production subsidiaries has been repaid.

Item 8.01	Other Events.

On October 15, 2019, the Company issued a press release announcing the Closing, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1*	Limited Liability Company Operating Agreement, dated as of October 11, 2019, by and among Landmark Studio Group, Chicken Soup for the Soul Entertainment Inc., Cole Investments VII LLC, David Ozer, Legend Capital Management, LLC, and Kevin Duncan.
99.1	Press release dated October 15, 2019.

* The schedules and exhibits to the Operating Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Chicken Soup for the Soul Entertainment Inc. agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2019	CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.

	By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer